EXHIBIT 99.1

                                                     [Verint Systems Inc. logo]

PRESS RELEASE

CONTACTS
--------

INDUSTRY INFORMATION                                    INVESTOR RELATIONS
Samya Ghuloum                                           Alan Roden
Merritt Group                                           Verint Systems Inc.
(415) 439-5231                                          (631) 962-9304
ghuloum@merrittgrp.com                                  alan.roden@verint.com


            VERINT RECEIVES NOTICE FROM NASDAQ DUE TO LATE FILING OF
                     FORM 10-K - COMPANY TO REQUEST HEARING

MELVILLE, NY, April 24, 2006 - Verint Systems Inc. (NASDAQ: VRNT) (the "Company" or "Verint") today announced that due to the delay in the filing of its Annual Report on Form 10-K for the period ended January 31, 2006, as well as the delay in the filing of a Current Report on Form 8-K/A, which would have amended the Current Report on Form 8-K dated January 9, 2006 to include the financial information required by Form 8-K in connection with the January 9, 2006 acquisition by the Company of MultiVision Intelligence Surveillance Limited's networked video security business (the "MultiVision Financials"), it has received a letter from the The Nasdaq Stock Market indicating that the Company's common stock is subject to delisting pursuant to Nasdaq Marketplace Rule 4310(c)(14). Nasdaq Marketplace Rule 4310(c)(14) requires the Company to make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended.

Verint will appeal the Nasdaq Staff's determination by requesting a hearing before the Nasdaq Listing Qualifications Panel, which will automatically stay the delisting of Verint's common stock pending the Panel's review and determination. Until the Panel issues a determination and the expiration of any exception granted by the Panel, Verint's common stock will continue to be traded on The Nasdaq National Market. However, as a result of the delayed filing of its Annual Report on Form 10-K, the trading symbol for the Company's common stock will be changed from VRNT to VRNTE.

VERINT RECEIVES NOTICE FROM NASDAQ DUE TO LATE FILING OF FORM 10-K FOR THE PERIOD ENDED JANUARY 31, 2006- COMPANY TO REQUEST HEARING
APRIL 24, 2006
PAGE 2

As previously announced, Verint has delayed filing its Annual Report on Form 10-K for the period ended January 31, 2006 as a result of the ongoing review by Comverse Technology, Inc., the 57% stockholder of Verint, relating to Comverse's stock option grants (the "Comverse Review"), and the uncertainty of the impact of the Comverse Review on Verint's historical financial statements. Verint intends to file the Annual Report as soon as practicable after the determination of whether any restatement of Verint's previously issued financial statements is required.

There can be no assurance that the Panel will grant the Company's request for an extension that would allow the continued listing of the Company's common stock on The Nasdaq Stock Market until the Company files its Annual Report on Form 10-K for the period ended January 31, 2006, the MultiVision Financials and all other required reports with the Securities and Exchange Commission.

ABOUT VERINT SYSTEMS INC.
Verint(R) Systems Inc., headquartered in Melville, New York, is a leading provider of analytic software-based solutions for security and business intelligence. Verint software, which is used by over 1,000 organizations in over 50 countries worldwide, generates actionable intelligence through the collection, retention and analysis of voice, fax, video, email, Internet and data transmissions from multiple communications networks. Verint is a subsidiary of Comverse Technology, Inc. (NASDAQ: CMVT). Visit us at our website www.verint.com.

Note: Certain statements concerning Verint's future revenues, earnings per share, results or prospects are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important risks, uncertainties and other important factors that could cause actual results to differ materially include, among others: potential impact on Verint's financial results related to Comverse's creation of a special committee of the Board of Directors of Comverse to review matters relating to grants of Comverse stock options, including but not limited to, the accuracy of the stated dates of Comverse option grants and whether Comverse followed all of its proper corporate procedures and the results of the Comverse special committee's review; the effect of Verint's failure to timely file all required reports under the Securities Exchange Act of 1934, and the resultant potential delisting of Verint's common stock from NASDAQ; introducing quality products on a timely basis that satisfy customer requirements and achieve market acceptance; lengthy and variable sales cycles create difficulty in forecasting the timing of revenue; integrating the business and personnel of CM Insight; risks associated with significant foreign operations, including fluctuations in foreign currency exchange rates; aggressive competition in all of Verint's markets, which creates pricing pressure; integrating the business and personnel of MultiVision, including implementation of adequate internal controls; managing our expansion in the Asia Pacific region; risks that Verint's intellectual property rights may not be adequate to protect its business or that others may claim that Verint infringes upon their intellectual property rights; risks associated with integrating the business and employees of Opus and RP Sicherheissysteme GMBH; risks associated with Verint's ability to retain existing personnel and recruit and retain qualified personnel in all geographies in which Verint operates; decline in information technology spending; changes in the demand for Verint's products; challenges in increasing gross margins; risks associated with changes in the competitive or regulatory environment in which Verint operates; dependence on government contracts; expected increase in Verint's effective tax rate; perception that Verint improperly handles sensitive or confidential information; inability to maintain relationships with value added resellers and systems integrators; difficulty of improving Verint's infrastructure in order to be able to continue to grow; risks associated with Comverse Technology, Inc. controlling Verint's business and affairs; and other risks described in filings with the Securities and Exchange Commission. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Verint's website at www.verint.com. Verint makes no commitment to revise or update any forward-looking statements except as otherwise required by law.

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Verint, the Verint word mark, Actionable Intelligence, Powering Actionable
Intelligence, STAR-GATE, RELIANT, NEXTIVA, LORONIX, SmartSight, Lanex and ULTRA are trademarks of Verint Systems Inc. Other names may be trademarks of their respective owners.